UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2019 (February 17, 2019)
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EXICURE, INC.
(Exact name of Registrant as specified in its charter)
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Delaware	000-55764	81-5333008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8045 Lamon Avenue
Suite 410
Skokie, IL 60077
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 673-1700
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.
On February 17, 2019, Exicure, Inc. (the “Company”) entered into a License and Development Agreement (the “License Agreement”) with Dermelix, LLC d/b/a Dermelix Biotherapeutics (“Dermelix”). Pursuant to the License Agreement, the Company granted to Dermelix exclusive, worldwide royalty-bearing license rights to develop, manufacture, have manufactured, use and commercialize the Company’s spherical nucleic acid (“SNA”) technology for the treatment of Netherton Syndrome (“NS”) and, at Dermelix’s option, up to five additional specified orphan diseases that are within the dermatology field. Upon written notice to the Company, Dermelix may exercise its option at any time following the effective date of the License Agreement until the date that is six (6) years from the date that the first collaboration SNA therapeutic achieves first dosing in humans in a Phase 1 clinical trial for NS.
Dermelix will initially seek to develop a targeted therapy for the treatment of NS. Under the terms of the License Agreement, the Company will be responsible for conducting the early stage development for each indication up to IND enabling toxicology studies. Dermelix will assume subsequent development, commercial activities and financial responsibility for such indications. Dermelix will pay the costs and expenses of development and commercialization of any licensed products under the License Agreement, including the Company’s expenses incurred in connection with development activities and in accordance with the development budget. Within ten business days of the date of the License Agreement, the Company will invoice Dermelix for an advance payment of $1 million, to be applied against the initial $1 million of the Company’s development expenses. If Dermelix exercises any of its option rights for additional indications, Dermelix will pay an option exercise fee equal to $1 million for each exercised option (each, an “Option Exercise Fee”). Any Option Exercise Fee will be applied against the Company’s development expenses with respect to the particular indication for which the option was exercised.
Pursuant to the License Agreement, the Company shall have the right to pursue the development and commercialization of SNA technology for the treatment of orphan diseases which are neither NS nor one of the additional specified orphan diseases selected by Dermelix pursuant to its option rights. If the Company commences development activities of SNA technology for the treatment of such an orphan disease, the Company will notify Dermelix in writing of such development and Dermelix will have thirty (30) days following receipt of such notice to use one of its remaining option rights on such orphan disease. If Dermelix does not use one of its remaining option rights on such orphan disease, or has no option rights remaining, then the Company will have no further obligations to Dermelix with respect to the development of SNA therapeutics for such orphan disease and shall be free to continue commercialization and development activities with respect thereto.
For each of NS as well as any additional licensed product for which Dermelix exercises one of its options, the Company shall be eligible to receive additional cash payments totaling up to $13.5 million upon achievement of certain development and regulatory milestones and up to $152.5 million upon achievement of certain sales milestones. In addition, the Company will receive low double-digit royalties on annual net sales for such licensed products.
The License Agreement will remain in effect, unless terminated earlier, until the last-to-expire royalty term under the License Agreement. Each party has the right to terminate the License Agreement for the other party’s material breach of its obligations or representations and warranties under the License Agreement, subject to cure rights. Additionally, Dermelix may terminate the License Agreement in its sole discretion and in its entirety with specified prior written notice. The Company may also terminate the License Agreement in part with respect to a particular indication if Dermelix fails to pay a development milestone payment following non-achievement of a development milestone. Upon termination of the term with respect to a particular licensed product, the license for such product will convert to a fully-paid, royalty-free, irrevocable, perpetual, exclusive and sublicensable license. Upon termination of the License Agreement by Dermelix for convenience, by the Company following non-achievement of a development milestone, or by either party for the other’s breach or bankruptcy, all licenses granted by the Company to Dermelix will terminate.
The License Agreement includes customary representations and warranties on behalf of both the Company and Dermelix, including representations and operative provisions as to the licensed intellectual property. The License Agreement also provides for certain mutual indemnities for breaches of representations, warranties and covenants.
Upon a change of control of the Company, Dermelix will have 90 days to exercise any of its remaining options for additional indications, and any options that are not exercised within such 90-day period will lapse. Either party may assign the License Agreement or delegate its obligations to an affiliate or to a successor without the consent of the other party.

The foregoing summary of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company previously announced in a Current Report on Form 8-K dated as of February 1, 2019, that Ekambar Kandimalla, Ph.D. had resigned as Chief Scientific Officer of the Company effective as of February 1, 2019. The Company subsequently entered into a Confidential Separation Agreement and General Release (the “Separation Agreement”) with Dr. Kandimalla, which, pursuant to its terms, became irrevocable on February 21, 2019. Under the terms of the Separation Agreement, Dr. Kandimalla will receive severance payments totaling six months of his base salary and that the exercise period for Dr. Kandimalla’s vested options will be extended until 24 months following his separation from the Company. In connection with the Separation Agreement, Dr. Kandimalla has released the Company and its affiliates of and from any and all claims that may arise from or are related to any act, omission or thing occurring or existing at any time prior to or on February 14, 2019. Dr. Kandimalla has continuing obligations under his confidentiality, non-compete, non-hire, non-disparagement and work product agreements with the Company.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2019	EXICURE, INC.

	By:	/s/ David A. Giljohann, Ph.D.
	Name:	David A. Giljohann, Ph.D.
	Title:	Chief Executive Officer